SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]     Preliminary Information Statement     [ ] Confidential,  for  Use of the
                                                  Commission  Only (as permitted
                                                  by Rule 14c-5(d)(2))
[X]     Definitive Information Statement

                            AUCTIONANYTHING.COM, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]     No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            AUCTIONANYTHING.COM, INC.



TO OUR SHAREHOLDERS:

         This information statement is being provided to the shareholders of AuctionAnything.com, Inc. Our Board of Directors has approved and recommended an amendment to our Certificate of Incorporation changing our name to "Disease Sciences, Inc."

         As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and effect of the aforedescribed amendments.

         Please feel free to call us at 561-487-3655 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in the AuctionAnything.com.

                                                 For the Board of Directors of
                                                 AUCTIONANYTHING.COM, INC.

                                                 /s/ Dr. Wayne Goldstein
                                                 -------------------------------
                                                 Dr. Wayne Goldstein, President

                            AUCTIONANYTHING.COM, INC.

                               20283 State Road 7
                                    Suite 400
                              Boca Raton, FL 33498


                              INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

         This Information Statement is being furnished to the stockholders of AuctionAnything.com, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's Voting Capital Stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on June 25, 2001, approved and recommended by written consent that the Certificate of Incorporation be amended in order to effectuate a name change from "AuctionAnything.com, Inc." to "Disease Sciences, Inc." The proposed Amendment to the Certificate of Incorporation will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about July 16, 2001. If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.


         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the name change amendment in order to more accurately reflect the current business activities of the Company which, after the recent acquisition of a developmental stage biopharmaceutical/clinical diagnostics company, Disease S.I., Inc., include pharmaceutical research, drug development and clinical investigations.

         Dr. Wayne Goldstein and Messrs. Brian S. John, Martin Meads and John Hotaling, officers and/or directors of AuctionAnything.com who own in the aggregate 36,190,832 shares of our Common Stock representing approximately 86.2% of our outstanding Common Stock entitled to vote on the proposal to amend our Certificate of Incorporation have indicated that they intend to give their written consent to the amendment to our Certificate of Incorporation described in this Information Statement. The written consent of such persons to the amendment to our Certificate of Incorporation will become effective upon the filing of their written consents with our Secretary. We anticipate that the filing of such written consents will occur on or before July 16, 2001, following which we will prepare and file a Certificate of Amendment to our Certificate of Incorporation with the State of Delaware effecting the name change to "Disease Sciences, Inc." described herein. A copy of the proposed Certificate of Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The date on which this Information Statement was first sent to shareholders is on or about June 26, 2001. The record date established by us for purposes of determining the number of outstanding shares of our Common Stock is June 25, 2001 (the "Record Date"). The effective date of the name change is anticipated to be July 16, 2001.

         Pursuant to Delaware Act, we are required to provide prompt notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our shareholders of record on the Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Act are afforded to our shareholders as a result of the adoption of the Certificate of Amendment to our Certificate of Incorporation.

                                EXECUTIVE OFFICES

         Our principal executive offices are located at 20283 State Road 7, Suite 400, Boca Raton, FL 33498. Its telephone number is (561) 487-3655.


                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 41,978,306 shares of Common Stock outstanding. The Common Stock constitutes the sole class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth Common Stock ownership information as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 20283 State Road 7, Suite 400, Boca Raton, FL 33498.

                                       Shares Beneficially
Name of                                     Owned
Beneficial Owner                      Number           Percent
--------------------------------------------------------------------------------

Dr. Wayne Goldstein                12,372,087           29.5%

Brian S. John                       8,837,297           21.1%

Raymond J. Hotaling                 7,921,694           18.9%

Martin M. Meads                     7,059,745           16.8%

All officers and directors
 as a group (four persons)         36,190,823           86.2%



                 AMENDMENT TO CERTIFICATE TO EFFECT NAME CHANGE

         The Board of Directors of the Company proposes to amend Article One of the Company's Certificate of Incorporation to change the name of the Company from AuctionAnything.com, Inc. to Disease Sciences, Inc.

Reasons for the Proposed Name Change.

         The Company believes that the new name will promote public recognition of the Company and reflect the transformation of the Company's business focus from Internet related services to a biopharmaceutical/clinical diagnostic company.

         There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, this proposed amendment will have on the market price of the Company's Common Stock. The amendment is being sought solely to enhance the image of the Company.

No Dissenter's Rights.

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendment to the Company's Certificate of Incorporation to effect the name change of the Company.

         The complete text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Wayne Goldstein
                                            ------------------------------------
                                            Dr. Wayne Goldstein, President

                                   EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AUCTIONANYTHING.COM, INC.


         AuctionAnything.com, Inc. (the "Corporation") a corporation organized3 and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

         FIRST: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to "Disease Sciences, Inc.".

                  RESOLVED, that the Certificate of Incorporation of AuctionAnything.com, Inc. be amended by changing Article I thereof, so that, as amended, said Article I shall be and read as follows:

                  The name of the Corporation is "Disease Sciences, Inc.".


         THIRD: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of common stock having not less than the minimum number of votes which would be necessary to authorized to take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Dr. Wayne Goldstein, its President, this _____ day of July, 2001.

                                            AUCTIONANYTHING.COM, INC.


                                            By: ________________________________
                                                Dr. Wayne Goldstein, President